UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016 (May 2, 2016)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 2, 2016, DISH Network Corporation held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”).

The following matters were voted upon at the Annual Meeting:

a.              The election of George R. Brokaw, James DeFranco, Cantey M. Ergen, Charles W. Ergen, Steven R. Goodbarn, Charles M. Lillis, Afshin Mohebbi, David K. Moskowitz, Tom A. Ortolf, and Carl E. Vogel as directors to serve until the 2017 annual meeting of shareholders or until their respective successors shall be duly elected and qualified; and

b.              The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The following are the final voting results for each of the items voted upon at the Annual Meeting:

				Broker
	For	Withheld	Abstain	Non-Votes
Election of directors:
George R. Brokaw	2,562,323,922	6,071,581	—	11,701,558
James DeFranco	2,518,802,896	49,592,607	—	11,701,558
Cantey M. Ergen	2,516,560,175	51,835,328	—	11,701,558
Charles W. Ergen	2,535,774,726	32,620,777	—	11,701,558
Steven R. Goodbarn	2,560,397,526	7,997,977	—	11,701,558
Charles M. Lillis	2,559,646,370	8,749,133	—	11,701,558
Afshin Mohebbi	2,563,353,795	5,041,708	—	11,701,558
David K. Moskowitz	2,516,559,056	51,836,447	—	11,701,558
Tom A. Ortolf	2,559,235,506	9,159,997	—	11,701,558
Carl E. Vogel	2,500,300,326	68,095,177	—	11,701,558

Ratification of the appointment of KPMG LLP:
For				2,579,382,240
Against				652,652
Abstain				62,169

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: May 3, 2016	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary